UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2019

CAPITAL PARK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road Suite 300

Dallas, Texas 75225

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

Effective April 10, 2019, LifeLogger Technologies Corp. (“LifeLogger”) reincorporated to the State of Delaware from the State of Nevada under the name Capital Park Holdings Corp. (“Capital Park,” “us,” “our” or the “Company”) pursuant to a plan of conversion (the “Plan of Conversion”), dated April 10, 2019 (the “Reincorporation”). The Reincorporation was effected by the Company filing (i) articles of conversion (the “Articles of Conversion”) with the Secretary of State of the State of Nevada, (ii) a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware and (iii) a certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. In connection with the Reincorporation, the Company also (i) filed a certificate of designation, preferences and rights of Series A Preferred Stock (the “Certificate of Designation of Series A Preferred Stock”) with the Secretary of State of the State of Delaware, (ii) filed a certificate of designation, preferences and rights of Series B Preferred Stock (the “Certificate of Designation of Series B Preferred Stock”) with the Secretary of State of the State of Delaware and (iii) adopted Amended and Restated Bylaws (the “Bylaws”).

Previously, on January 9, 2019, the Board of Directors of the Company and a stockholder holding a majority of our voting power took action by written consent to approve the Reincorporation. On March 21, 2019, the Company filed with the Securities and Exchange Commission (the “SEC”) a Definitive Information Statement on Schedule 14C (the “Information Statement”) to provide notice to the Company’s stockholders of record of the Reincorporation.

Upon the effectiveness of the Reincorporation:

●	the name of the Company changed from LifeLogger Technologies Corp. to Capital Park Holdings Corp.;

●	the affairs of the Company ceased to be governed by the Nevada Revised Statutes, as amended, the Company’s existing articles of incorporation, the Company’s existing certificate of designation of Series A Preferred Stock, the Company’s existing certificate of designation of Series B Preferred Stock and the Company’s existing bylaws, and the affairs of the Company became subject to the Delaware General Corporation Law, as amended, the Certificate of Incorporation, the Certificate of Designation of Series A Preferred Stock, the Certificate of Designation of Series B Preferred Stock and the Bylaws;

●	the shares of LifeLogger’s issued and outstanding Common Stock, with a par value $0.001 per share, converted into shares of the equivalent class of the Company’s Class A Common Stock, each with a par value $0.001 per share, on a 7 shares of Common Stock to 1 share of Class A Common Stock basis;

●	an additional series of stock named Class B Common Stock, with a par value $0.001 per share, was created, with each share of Class B Common Stock being identical to the Class A Common Stock in liquidation, dividend and similar rights, and the only difference between the Class B Common Stock and the Class A Common Stock being that each share of Class B Common Stock has ten (10) votes for each share held, while the Class A Common Stock has a single vote per share, and that certain actions cannot be taken without the approval of the holders of the Class B Common Stock;

●	the shares of LifeLogger’s issued and outstanding Series A Preferred Stock and Series B Preferred Stock, each with a par value $0.001 per share, converted into shares of the equivalent class of the Company’s Series A Preferred Stock and Series B Preferred Stock, each with a par value $0.001 per share, on a 1:1 basis, respectively;

●	each director and officer of LifeLogger will continue to hold his or her respective position with the Company;

●	each employee benefit, stock option or other similar plan of LifeLogger will continue to be an employee benefit, stock option or other similar plan of the Company; and

●	the Company will continue to file periodic reports and other documents with the SEC.

Certain rights of the Company’s stockholders changed as a result of the Reincorporation, as more fully described in the Information Statement, which description is incorporated in its entirety herein by reference.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Articles of Conversion, the Certificate of Conversion, the Certificate of Incorporation, the Certificate of Designation of Series A Preferred Stock, the Certificate of Designation of Series B Preferred Stock and the Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Plan of Conversion, dated April 10, 2019.

3.1	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on April 10, 2019.

3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on April 10, 2019.

3.3	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 10, 2019.

3.4	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 10, 2019.

3.5	Certificate of Designation, Preferences and Rights of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 10, 2019.

3.6	Amended and Restated Bylaws, effective April 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PARK HOLDINGS CORP.

	By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: April 11, 2019